ACQUISITIONS

Evergreen Fundamental Large Cap Fund

Effective at the close of business on June 10, 2005, Evergreen Fundamental Large Cap Fund (the Fund) acquired the net assets of Evergreen Blue Chip Fund in a tax-free exchange for Class A, Class B, Class C and Class I shares of the Fund. Shares were issued to Class A, Class B, Class C and Class I shares of Evergreen Blue Chip Fund at an exchange ratio of 1.13, 1.14, 1.14 and 1.11 for Class A, Class B, Class C and Class I shares, respectively, of the Fund. On the same date, Evergreen Fundamental Large Cap Fund also acquired the net assets of Evergreen Fund in a tax-free exchange for Class A, Class B, Class C and Class I shares of the Fund.

Shares were issued to Class A, Class B, Class C and Class I shares of Evergreen Fund at an exchange ratio of 0.57, 0.56, 0.56 and 0.57 for Class A, Class B, Class C and Class I shares, respectively, of the Fund. The aggregate net assets of Evergreen Fundamental Large Cap Fund immediately prior to the acquisitions were $847,431,758.

The value of net assets acquired, unrealized appreciation acquired and number of shares issued were as follows:

                    Value of Net                            Number of
   Acquired            Assets          Unrealized             Shares
     Fund             Acquired        Appreciation            Issued
---------------- ------------------- ---------------- -----------------------
Evergreen Blue         $327,384,743      $51,592,464      8,045,663  Class A
Chip Fund                                                 6,509,242  Class B
                                                                353,650  Class C
                                                                95,825   Class I

Evergreen Fund          401,408,074       57,439,666      6,712,585  Class A
                                                              1,817,817  Class B
                                                                175,522  Class C

                                                         9,163,085   Class I

The aggregate net assets of Evergreen Fundamental Large Cap Fund immediately after these acquisitions were $1,576,224,575.